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                                                                    Exhibit 99.1

                            VOTING TRUST AGREEMENT

            THIS AGREEMENT made effective as of the 16th day of July, 1999.

BETWEEN:

            JEFFREY M.  BARNETT, businessman, of 1067 West 46th
            Avenue, Vancouver, British Columbia V6M 2J9
            (hereinafter referred to as "Barnett")

                                                              OF THE FIRST PART
AND

            JEPHCO HOLDINGS, having an office at 1067 West 46th Avenue, Vancouver, British Columbia V6M 2J9 (hereinafter referred to as " Jephco")

                                                             OF THE SECOND PART

AND

            BARNESCO HOLDINGS LTD., a British Columbia company having an office at 1067 West 46th Avenue, Vancouver,
            British Columbia V6M 2J9
            (hereinafter referred to as" Barnesco")

                                                              OF THE THIRD PART
AND

            GE INVESTMENT PRIVATE PLACEMENT PARTNERS II, A LIMITED PARTNERSHIP, a Delaware limited partnership, having an office at c/o GE Investment Management Incorporated, 3003 Summer Street, Stamford, Connecticut, USA, 06904 (hereinafter referred to as "GEIPPPII")

                                                             OF THE FOURTH PART

AND

            GE INVESTMENT MANAGEMENT INCORPORATED, in its capacity as general partner of GEIPPPII, having an office at 3003 Summer Street, Stamford, Connecticut, USA, 06904 (hereinafter referred to as the "Trustee")

                                                              OF THE FIFTH PART

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            WHEREAS

            A. Barnett is the registered and beneficial owner of ___________ Common shares of Elephant & Castle Group Inc. ("E&C");

            B. E&C and GEIPPPII have entered into the Note Agreement (as defined below) whereby GEIPPPII agreed to purchase from E&C certain convertible subordinated debentures of E&C, 111,111 Common shares of E&C, and certain warrants for the purchase of further Common shares of E&C;

            C.    E&C is in default of certain covenants in the Note
Agreement; and

            D. As partial consideration for the waiver by GEIPPPII of those defaults under the Note Agreement Barnett has agreed to transfer the shares of E&C registered in his name to the Trustee to be voted by the Trustee in accordance with the terms of this Agreement.

PART 1.:     DEFINITIONS

1.1   In this Agreement:

      (a) "Agreement" means this agreement and any schedule hereto, including any and all agreements to the extent they amend or supplement this Agreement;

      (b) "arm's length" has the same interpretation as given to it in the context of the Income Tax Act (Canada);

      (c) "Event of Default" means an Event of Default as defined in the Note Agreement;

      (d) "Note Agreement" means the Note, Stock Purchase and Warrant Agreement dated November 30, 1995 between E&C and GEIPPPII, as amended or supplemented from time to time;

      (e) "Security Agreement" means any security agreement by which E&C grants or has granted a security interest in any of its assets to GEIPPPIl;

      (f) "Settlement Agreement" means the Settlement Agreement between E&C, Jephco, Barnesco and Barnett dated as of June 25, 1999;

      (g) "Shares" means the approximately 562,000 Common shares in the capital of E&C (or such other number of securities into which the Shares may be changed by reason of a reorganization or recapitalization of E&C or after a consolidation, reclassification, subdivision or other change in the share capital of E&C) and which prior to the effective date of this Agreement were held by Barnett, Bamesco or Jephco together with any other shares in E&C which may, by reason of sections 2.1 or
            5.1 or otherwise, become subject to the Voting Trust;

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      (h)   "Voting Trust" means the obligations of the Trustee under the terms of this Agreement from time to time to vote the Shares in accordance with, the terms of this Agreement and to otherwise deal with the Shares having regard to the beneficial ownership of the Shares by Barnett, Barnesco or Jephco and their respective heirs, executors, administrators, successors and permitted assigns.

PART 2.:    TRANSFER OF REGISTRATION OF SHARES TO TRUSTEE

2.1 Barnett will forthwith endorse in blank, assign and deliver to the Trustee the certificate or certificates for the Shares and will do or cause to be done all things necessary, within his power, to effect registration in the Register of Members and Transfers of E&C of the Shares in the name of the Trustee. If Barnett, Barnesco or Jephco, or any corporation controlled (as that term is defined in the Company Act (British Columbia)) by either of them, acquire any additional shares in E&C during the term of this Agreement for whatever reason, including, without limitation, as a result of the conversion of the promissory note issued by E&C pursuant to the Settlement Agreement, the exercise of stock options or by purchases on the open market, such shares, if voting, will become subject to this Agreement, will be registered in the name of the Trustee and will be deemed to be included in the Shares, and Barnett and Jephco will, or will cause, the certificates for such Shares to be endorsed, assigned and delivered to the Trustee as provided above. With respect to the 100,000 Common shares of E&C which arc the subject of the "Barnett Pledge Agreement" (as defined in the Settlement Agreement), notwithstanding the other provisions of this Agreement, Barnett and GEIPPPII will use reasonable efforts to cause the pledgee of those shares to have the pledge of those shares replaced by a pledge of a trust certificate or certificates issued hereunder representing those shares and, until that is done, Barnett covenants and agrees to deliver to the Trustee, each year, a proxy to exercise the voting rights attached to those shares. Barnett also covenants and agrees not to revoke any such proxy.

2.2 The Trustee will surrender to the proper officer of E&C for cancellation all certificates for the Shares which have been endorsed for transfer and delivered to it pursuant to section 2.1, in exchange for new certificates in the name of the Trustee evidencing that the Shares have been registered in its name.

2.3 The Trustee will, on the request of any person transferring any of the Shares to it, issue one or more trust certificates in the name of that person, representing those Shares, and will maintain a register of the holders of trust certificates issued hereunder. The Trustee will determine the form of trust certificate to be used for this purpose and the execution of a trust certificate referring to this Agreement by the Trustee will be conclusive evidence of its determination of that form of certificate. No transfer, assignment, disposition or other dealing with a trust certificate will be valid for any purpose unless noted or entered on the register of the holders of trust certificates. The Trustee may require proof, to its satisfaction (acting reasonably), of the execution by the registered holder of a trust certificate of any instrument purporting to transfer, assign or otherwise deal with that trust certificate.

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PART 3.:    POWERS OF THE TRUSTEE

3.1 During the term of this Agreement, while it remains the holder of the Shares and until the Voting Trust has been terminated, the Trustee will, subject to the provisions hereinafter set forth, have the sole and exclusive right to exercise the voting rights attached to the Shares, and will be entitled in its absolute discretion to exercise the said voting rights to the same extent as would be the case if it was the absolute owner of such Shares.

3.2 Without restricting the generality of the foregoing but subject to section 4.1, the Trustee will have the power to vote the Shares at all regular and special meetings of the members of E&C and may vote for, do or assent or consent to any act or proceeding which the shareholders or members of E&C might or could vote for, or assent or consent, or vote against or withhold its consent or assent, and will have all the powers, rights and privileges of a shareholder or member of E&C as if the Trustee held the beneficial interest in the Shares.

3.3 The Trustee may vote the Shares registered in its naive by written proxy in the form permitted by the Memorandum or Articles of E&C or in such other form as may be acceptable to the chairman of any meeting of the members of E&C at which any Shares are to be voted.

3.4 The Trustee will have the power to delegate its discretionary powers by instrument in writing to another person to act as trustee hereunder, as it sees fit.

PART 4.:    SPECIFIC RESTRICTIONS OF POWERS OF TRUSTEE

4.1 Notwithstanding the provisions of Part 3, the Trustee will exercise the voting rights attached to the Shares in favour of any resolution to elect Barnett to the board of directors of E&C and, if the estate of Barnett holds in aggregate 10% or more of the Common shares of E&C at the relevant time (including in that calculation any shares distributed by the executor to Barnett's wife or children from Barnett's estate), in favour of any resolution to elect Barnett's executor to the board of directors of E&C. In the absence of a nomination by any other person of Barnett or his executor as a director of E&C, the Trustee will, on the written request of Barnett or his executor, make such nomination. The Trustee may otherwise exercise the voting rights attached to the Shares with respect to an; resolution to elect directors of E&C as it sees fit, in its discretion. On all other resolutions to be voted on by the shareholders of E&C the Trustee will exercise the voting rights attached to the Shares as directed in writing by the registered holder of any trust certificate with respect to any Shares represented by that certificate, and otherwise as directed in writing by Barnett.

4.2 The Trustee does not have the power or authority, as such, to sell or dispose of any Shares which are subject to this Agreement except:

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      (a)   pursuant to an amalgamation or merger involving E&C, in which case shares received in exchange for Shares will be deemed to be the Shares for which they were substituted and will be held on the same terms and conditions; or

      (b) pursuant to a distribution to the person or persons beneficially entitled to such Shares pursuant to section 6.2.

PART 5.:    DIVIDENDS

5.1 Any and all dividends, whether in cash, rights, or stock, declared by E&C and accruing to the registered holder of any Share are the property of the person who transferred the Share to the Trustee, if no trust certificate has been issued, and to the registered holder of the trust certificate issued by the Trustee with respect to that Share if a trust certificate has been issued, and may be paid, issued or delivered directly to that person, or as that person directs in writing, in accordance with its beneficial entitlement thereto in full satisfaction of E&C's obligations with regard to payment of dividends; PROVIDED that if such dividends are in the form of shares, or rights offerings for shares, of E&C, such shares, if voting, will become subject to this Agreement, will be registered in the name of the Trustee and will be deemed to be included in the Shares.

PART 6.:    DURATION OF VOTING TRUST

6.1 The term of this Agreement will be from the date hereof until January 1, 2002, unless this Agreement is earlier terminated as provided below.

6.2 Upon the termination of this Agreement, in whole or part, as provided in sections 6.1 or 7.1, the Trustee shall execute such transfers and assignments to effectively transfer to each person who transferred a Share to the Trustee, if no trust certificate has been issued with respect to that Share, and to the registered holder of the trust certificate issued by the Trustee with respect to that Share if a trust certificate has been issued, registration of that Share in the Register of Members and Transfers of E&C and the Trustee will do and cause to be done all things required to vest in such person all of the Trustee's interest in that Share, within forty-five (45) days from the date of termination of this Agreement.

PART 7.:    EARLY TERMINATION OF VOTING TRUST

7.1   This Agreement may be terminated prior to the termination date in section
      6.1 by Barnett by notice in writing to the Trustee and to GEIPPPII on the happening of any of the following events, such termination to be effective fifteen (15) days after receipt of that notice:

      (a) GEIPPPII declares that an Event of Default has occurred under the Note Agreement or the Security Agreement;

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      (b)   GEIPPPII sells, assigns, transfers or otherwise disposes of not less than 90% of the Notes (as defined in the Note Agreement) in a transaction with an arm's length third party; or

      (c) E&C fails to pay any payment due under the Settlement Agreement within 60 days of the date such payment became due.

7.2 Barnett or the registered holder of a trust certificate may terminate the Voting Trust with respect to some or all of the Shares of which they are the beneficial owner during the term of this Agreement if he or such registered holder, as the case may be, provides evidence satisfactory to the Trustee, in its discretion, that he or such registered holder has made a bona fide sale or assignment of the beneficial interest in those Shares to an arm's length third party who is a Qualified Institutional Buyer, as that term is defined in Rule 144A of the Rules promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (United States of America), or by a transaction that complies with Rule 144 of those same Rules. In that event, on the delivery to the Trustee of the trust certificate for those Shares if one has been issued, the Trustee shall execute such transfers and assignments to effectively transfer to the purchaser or assignee registration in the Register of Members and Transfers of E&C of the portion of the Shares to be released from the Voting Trust pursuant to this section, and the Trustee will do and cause to be done all things required to vest in such purchaser or assignee all of the Trustee's interest in those Shares, within forty-five
      (45) days from the date of receipt by the Trustee of the evidence referred to above and the relevant trust certificate, if any.

PART 8.:    POWER TO AMEND THE VOTING TRUST AGREEMENT

8.1 This Agreement may not be amended unless there is unanimous agreement of the parties hereto or their respective heirs, executors, administrators, successors and permitted assigns.

PART 9.:    COMPENSATION FOR TRUSTEE

9.1 The Trustee shall not be entitled to any remuneration by virtue of acting as trustee pursuant to this Agreement.

PART 10.:   INDEMNITY AND LIABILITY OF TRUSTEE

10.1 GEIPPPII will save and hold the Trustee harmless from any and all liability and expense arising solely out of the holding by the Trustee of the Shares as Trustee, save and except any such liability which arises as a result of the willful misconduct or gross negligence of the Trustee.

10.2 The parties hereto agree that the Trustee shall not be liable for any of its actions taken pursuant to this Agreement in good faith, save and except any such liability which arises as a result of the willful misconduct or gross negligence of the Trustee.

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10.3  The Trustee is permitted to act as general partner of GEIPPPII, or in any other capacity with respect to GEIPPPII, or to enter into any business with E&C, Barnett or GEIPPPII, or corporations directly or indirectly controlled by any of them in the same manner that it could if not a Trustee, without being liable to account to the Voting Trust for any profit, remuneration or other financial benefits.

PART 11.:   CONCERNING THE TRUSTEE

11.1 The Trustee may at any time resign from the office of Trustee hereof on giving not less than ten (10) days' notice addressed to the other parties to this Agreement of its resignation and the appointment of a replacement trustee by it by notice in writing to the other parties hereto, which replacement trustee must be a party related to the Trustee.

11.2 Notice of all changes in the trusteeship hereunder shall be endorsed on or attached to this Agreement and shall be signed by the successor Trustee and every such notice shall be sufficient evidence to any person having dealings with the Trustee for the time being of the facts to which it relates.

11.3 The Trustee may at any time apply to the Supreme Court of British Columbia for direction on any matter relating to the Voting Trust.

11.4 Barnett, E&C, and the Company will furnish to the Trustee such evidence of compliance with any provision hereof, or evidence of any Event of Default, and in such form, as the Trustee may reasonably require by written notice to Barnett, E&C or GEIPPPII, as applicable.

11.5 In the exercise of any right or duty hereunder, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence famished to tire Trustee pursuant to a provision hereof or pursuant to a request of the Trustee, if the Trustee examines the same and determines that such evidence complies with the applicable requirements of this Agreement.

11.6 The Trustee may employ or retain such counsel, accountants, appraisers, or other experts or advisers as it reasonably requires for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Trustee.

PART 12.:   NOTICE

12.1 Any notice required to be given under this Agreement will be deemed to be well and sufficiently given by delivery or by telecopy as follows:

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      (a)   to Barnett or to Jephco or Barnesco at:

            1067 West 46th Avenue,
            Vancouver, British Columbia
            V6M 2J9
            Telecopy Number: (604)________

            with a copy to:

            McAlpine Gudmunseth Mickelson
            The Landing
            250 - 375 Water Street
            Vancouver, British Columbia
            Telecopy Number: (604) 685-8434
            Attention:  Mr.  Stein Gudmunseth Q.C.

      (b)   to GE Investment Private Placement Partners, A Limited
            Partnership at:
            c/o GE Investment Management Incorporated
            3003 Summer Street,
            Stamford, Connecticut, USA,  06904
            Telecopy Number:
            Attention:  Mr.

            with a copy to:

            Dewey Ballantine LLP
            1301 Avenue of the Americas
            New York, New York, USA, 10019
            Attention: Telecopy Number:

      (c)   to the Trustee at:
            GE Investment Management Incorporated
            3003 Summer Street
            Stamford, Connecticut, USA, 06904
            Attention:  Mr.
            Telecopy Number:

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            with a copy to:

            Dewey Ballantine LLP
            1301 Avenue of the Americas
            New York, New York, USA, 10019
            Attention:
            Telecopy Number:

      and any notice given as aforesaid will be deemed to have been given upon delivery or transmission, as applicable. Any party may from time to time by notice in writing change his address for the purpose of this section 12.1.

PART 13.:   EXECUTION IN COUNTERPARTS

13.1 This Agreement may be executed in several counterparts, each of which so executed will be deemed to be the original, and such counterparts will together constitute one and the same instrument.

PART 14.:   ENUREMENT

14.1 This Agreement will be binding upon and shall enure to the benefit of the parties hereto, and the respective heirs, executors, administrators, successors and permitted assigns.

PART 15.:   ENTIRE AGREEMENT

15.1 This Agreement constitutes the entire agreement between the parties with respect to the matters set forth herein and replaces and supersedes all and any prior agreements, memoranda, correspondence, communications, negotiations, representations and warranties, whether verbal or written, express or implied, statutory or otherwise between the parties hereto.

PART 16.:   GOVERNING LAW

16.1 This Agreement is governed by, and is to be interpreted in accordance with, the laws of British Columbia and the laws of Canada applicable in British Columbia.

PART 17.:   SUBMISSION TO JURISDICTION

17.1 Each of the parties irrevocably submits to the jurisdiction of the Supreme Court of British Columbia in any action brought in that Court and each party to this Agreement waives, and will not assert by way of motion; as a defense, or otherwise; in any Permitted Action, any claim that:

      (a) that party is not subject to the jurisdiction of the courts of British Columbia;

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      (b)   the action is brought in an inconvenient form;

      (c)   the venue of the action is improper; or

      (d) any subject matter of the action may not be enforced in or by the courts of British Columbia.

In any suit or action brought to obtain a judgment for the recognition or enforcement of any final judgment rendered in the action, no party to this Agreement will seek any review with respect to the merits of any such action, whether or not that party appears in or defends any such action. IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first. above written.

 /s/ Jeffrey M. Barnett
----------------------------------
JEFFREY M. BARNETT

      GE INVESTMENT PRIVATE PLACEMENT PARTNERS II,
      A LIMITED PARTNERSHIP, by its general partner
      GE INVESTMENT MANAGEMENT INCORPORATED


Per: _________________________________


      BARNESCO HOLDINGS LTD.


Per:     /s/ Jeffrey M. Barnett
     ----------------------------

JEPHCO HOLDINGS


Per:     /s/ Jeffrey M. Barnett
    -----------------------------



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      (a)   that party is not subject to the jurisdiction of the courts of
            British Columbia;

      (b)   the action is brought in an inconvenient form;

      (c)   the venue of the action is improper; or

      (d) any subject matter of the action may not be enforced in or by the courts of British Columbia.

In any suit or action brought to obtain a judgment for the recognition or enforcement of any final judgment rendered in the action, no party to this Agreement will seek any review with respect to the merits of any such action, whether or not that party appears in or defends any such action.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.


---------------------------------
JEFFREY M. BARNETT

      GE INVESTMENT PRIVATE PLACEMENT PARTNERS II,
      A LIMITED PARTNERSHIP, by its general partner
      GE INVESTMENT MANAGEMENT INCORPORATED

Per: /s/ Anthony Mariani
     --------------------------------------------
      Anthony Mariani, Vice President

      BARNESCO HOLDINGS LTD.


Per: _________________________


      JEPHCO HOLDINGS


Per: _________________________


      GE INVESTMENT MANAGEMENT INCORPORATED

Per:  /s/ Anthony Mariani
      ------------------------------------
      Anthony Mariani, Vice President

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